UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025 (April 22, 2025)

SCEPTER HOLDINGS, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	000-53336	01-0884561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2278 Monitor St.,
Dallas, Texas	85004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 375-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BZRL	OTC: PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment to Articles of Incorporation

On October 22, 2024, pursuant to Sections 78.320 and 78.390 of the Neveda Revised Statutes (the “NRS”), the Board of Directors (“Board”) and shareholders of Scepter Holdings, Inc. (the “Company”) approved an amendment to the Company’s articles of incorporation in order to effect: (i) a change of the corporate name from Scepter Holdings, Inc. to Adapti, Inc. (the “Name Change”), (ii) a one-for-four thousand (1-for-4,000) reverse stock split of the common stock, par value $0.001 per share (the “Common Stock”) of the Company (the “Reverse Stock Split”), and (iii) an increase of the number of authorized shares of Common Stock from 20,000,000,000 to 40,000,000,000 (the “Authorized Share Increase”). In furtherance of the Name Change, Reverse Stock Split, and Authorized Share Increase (collectively, the “Corporate Actions”), on April 15, 2025, the Company filed an amendment (the “Amendment”) to its restated articles of incorporation, as amended with the Secretary of State of Nevada to effect the Corporate Actions pursuant to the NRS. The Amendment was approved by the Nevada Secretary of State on April 22, 2025. The Reverse Stock Split became effective on April 16, 2025 (the “Effective Time”). At the Effective Time, each of the Company’s Common Stock shareholders received receive one (1) new share of Common Stock for every four thousand (4,000) shares that such shareholder held immediately prior to the Effective Time. The Reverse Stock Split also affects the Company’s outstanding stock options, warrants and other exercisable or convertible instruments and will result in the shares underlying such instruments being reduced and the exercise price being increased proportionately to the Reverse Stock Split ratio. No fractional shares are being issued as a result of the Reverse Stock Split. Any fractional shares that would have otherwise resulted from the Reverse Stock Split will be rounded up to the next whole number of shares.

As a result of the Reverse Stock Split, the number of issued and outstanding shares of Common Stock is being adjusted from 6,129,552,441 shares to approximately 1,532,388 shares, not taking into account the rounding up of any fractional shares.

Notwithstanding, the Name Change will not be effective and the Common Stock will not begin trading on a Reverse Stock Split basis until approval is received for each of the foregoing, from the Financial Industry Regulatory Authority (“FINRA”). While the Company has requested approval from FINRA pursuant to the filing a Corporate Action under FINRA rules, the application is still pending. The new CUSIP for the Common Stock post Reverse Split is 813924107, subject to final approval by FINRA. The Company anticipates that it will file an amendment to this Form 8-K with the Securities and Exchange Commission and / or disseminate a press release, after completion of our FINRA Corporate Action application, to disclose, amongst other details, approval of the Name Change and the Reverse Stock Split and the effective date in which the Common Stock will begin trading on a post Reverse Stock Split basis.

The information set forth herein is qualified in its entirety by the terms contained in the Amendment, a copy of which is attached to this report as Exhibit 3.01(i).

Item 9.01 Financial Statement and Exhibits.

Exhibit No.	Description
3.01(i)	Amendment to Restated Articles of Incorporation, dated April 15, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 of and Section 21E of the Exchange Act. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “continues,” “could,” “estimates,” “expects,” “guidance,” “may,” “might,” “outlook,” “possibly,” “potential,” “projects,” “prospects,” “should,” “will,” “would,” and similar references to future periods, but the absence of these words does not mean that a statement is not forward-looking. Actual results may differ materially from the results anticipated in these forward-looking statements. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See “Risk Factors” in our most recent periodic reports filed with the Commission for a discussion of risk factors that affect our business. Any forward-looking statement made by the Company in this Current Report on Form 8-K speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 23, 2025	Scepter Holdings, Inc.

		By:	/s/ Adam Nicosia
Adam Nicosia
Chief Executive Officer